Exhibit 32

CERTIFICATION

Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Chief Executive Officer and Chief Financial Officer, respectively, of Canterbury Park Holding Corporation (the “Company”) herby certify that:

(1)          The accompanying quarterly report on Form 10-Q for the period ended September 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

CANTERBURY PARK HOLDING CORPORATION

Dated: November 13, 2009	/s/ Randall D. Sampson
Randall D. Sampson,
President, and Chief Executive Officer
(Principal Executive Officer)

Dated: November 13, 2009	/s/ David C. Hansen
David C. Hansen,
Vice President, and Chief Financial Officer
Principal Accounting and Reporting Officer)